Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,538,754
Unrealized Gain (Loss) on Market Value of Futures	(645,616)
Interest Income	349
ETF Transaction Fees	1,000
Total Income (Loss)	$894,487

Expenses
Investment Advisory Fee	$7,057
Brokerage Commissions	1,197
NYMEX License Fee	280
SEC & FINRA Registration Expense	124
Non-interested Directors' Fees and Expenses	71
Prepaid Insurance Expense	8
Other Expenses	18,600
Total Expenses	27,337
Expense Waiver	(16,836)
Net Expenses	$10,501
Net Gain (Loss)	$883,986

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/10	$15,702,463
Withdrawals (100,000 Units)	(2,659,874)
Net Gain (Loss)	883,986

Net Asset Value End of Period	$13,926,575
Net Asset Value Per Unit (500,000 Units)	$27.85

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502